Exhibit 99.2

INDEX TO CONDENSED FINANCIAL STATEMENTS OF CRITICAL MASS INDUSTRIES, LLC

CRITICAL MASS INDUSTRIES, LLC

CONDENSED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$200,818	$119,853
Accounts receivable	40,890	23,640
Inventories	712,790	704,971
Other current assets	75	1,929
Total current assets	954,573	850,393
Property and equipment, net	1,996,661	2,127,781
Deposits	12,348	8,424
Total assets	$2,963,582	$2,986,598

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
Accounts payable	$675,231	$1,059,991
Accrued expenses	333,403	505,509
Deferred rent	95,905	88,332
Notes payable	257,316	494,928
Notes payable, related parties	1,994,460	830,926
Convertible notes payable	40,000	40,000
Taxes payable	38,305	48,811
Total liabilities	3,434,620	3,068,497

Commitments and contingencies (Note 9)

Members' deficit:
Members' units	50,500	50,500
Accumulated deficit	(521,538)	(132,399)
Total members' deficit	(471,038)	(81,899)
Total liabilities and members' deficit	$2,963,582	$2,986,598

See accompanying notes to the unaudited condensed financial statements.

CRITICAL MASS INDUSTRIES, LLC

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Six Months Ended June 30,
	2019	2018

Net sales	$3,065,106	$3,331,726
Cost of goods sold, net of depreciation and amortization	2,347,228	2,187,973
Gross profit	717,878	1,143,753

Operating expenses:
Personnel costs	535,847	433,182
Sales and marketing	71,444	123,088
General and administrative	137,159	157,753
Legal and professional fees	195,773	115,695
Depreciation and amortization	4,169	3,902
Bad debt expense	7,924	—
Total operating expense	952,316	833,620
(Loss) income from operations	(234,438)	310,133

Other (expense):
Other income	7,048	29,020
Interest expense	(161,749)	(146,558)
Total other expense, net	(154,701)	(117,538)
Net (loss) income	$(389,139)	$192,595

See accompanying notes to the unaudited condensed financial statements.

CRITICAL MASS INDUSTRIES, LLC

CONDENSED STATEMENTS OF MEMBERS’ DEFICIT

(UNAUDITED)

	Members’ Units	Accumulated Deficit	Total Members’ Deficit
Balances at December 31, 2017	$50,500	$(546,680)	$(496,180)

Net income	—	192,595	192,595

Balances at June 30, 2018	$50,500	$(354,085)	$(303,585)

	Members’ Units	Accumulated Deficit	Total Members’ Deficit
Balances at December 31, 2018	$50,500	$(132,399)	$(81,899)

Net loss	—	(389,139)	(389,139)

Balances at June 30, 2019	$50,500	$(521,538)	$(471,038)

See accompanying notes to the unaudited condensed financial statements.

CRITICAL MASS INDUSTRIES, LLC

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) income	$(389,139)	$192,595
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	126,952	3,902
Depreciation and amortization - cost of goods sold	4,169	126,827
Bad debt expense	7,924	—
Changes in operating assets and liabilities:
Accounts receivable	(25,174)	(70,015)
Inventories	(7,819)	13,671
Other current assets	1,854	(35,085)
Accounts payable	(384,760)	74,763
Accrued expenses	(172,106)	(48,545)
Deferred rent	7,573	28,917
Taxes payable	(10,507)	25,281
Net cash (used in) provided by operating activities	(841,033)	312,311
CASH FLOWS FROM INVESTING ACTIVITIES:
Deposits	(3,924)	—
Net cash used in investing activities	(3,924)	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of notes payable	(237,612)	(552,811)
Proceeds from notes payable, related parties	1,163,534	334,723
Net cash provided by (used in) financing activities	925,922	(218,088)
Net increase in cash and cash equivalents
Cash and cash equivalents at beginning of period	119,853	25,630
Cash and cash equivalents at end of period	$200,818	$119,853

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,939	$59,399

See accompanying notes to the unaudited condensed financial statements.

CRITICAL MASS INDUSTRIES, LLC

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

1.	Nature of the Business and Basis of Presentation

Critical Mass Industries, LLC DBA Good Meds (“the Company”, “CMI” and/or “Good Meds”) was incorporated in State of Colorado in 2009. The Company’s business objectives are to provide quality grown and manufactured THC products for primarily the medical cannabis market. The Company is licensed by the Marijuana Enforcement division of Colorado to produce cannabis and cannabis products under its six licenses. These licenses allow for cultivation, manufacturing of infused products and retail distribution.

Good Meds has approximately 65 employees with the majority employed in the cultivation segment. Good Meds has two retail locations just outside of Denver in the Lakewood and Englewood markets, which carry Good Meds medical cannabis products including marijuana flower, edibles, concentrates, tinctures, topical salves, joints and vaporizer cartridges. All of the Good Meds concentrates and many infused products are made with Good Meds strains cultivated and processed in its state-of-the-art, 90,000-SF cultivation facility in Denver, growing over 100 premium flower varieties. The facility also houses a state-of-the-art extraction lab that utilizes a variety of extraction methods.

In addition to the retail and cultivation presence, the Company owns and operates BOSM Labs, a medical and recreational cannabis extract brand. While BOSM Labs has developed several processing methods, its initial objective was to perfect one genre of concentrate extraction, hydrocarbon. BOSM Labs cultivates and sells its own source material, as well as offering toll processing services for clients across the state. The brand has grown and due to the quality and consistency of the products, establishing a wholesale presence being sold across the state.

The accompanying condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Going Concern

In accordance with Accounting Standards Update (“ASU”) No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt and the Company’s ability to continue as a going concern within one year after the date that the condensed financial statements are issued.

Since its inception, the Company has funded its operations primarily with proceeds from member loans and notes payable. As of June 30, 2019, the Company had a working capital deficit of $2,480,047. The continuing viability of the Company and its ability to continue as a going concern is dependent upon the Company being successful in its continuing efforts in growing its revenue base and/or accessing additional sources of capital.

If the Company is unable to obtain future funding, the Company will be forced to delay its growth and commercialization efforts. Management believes that the actions presently being taken by the Company will provide sufficient liquidity for the Company to continue to execute its business plan. However, there can be no assurances that management’s plans will be achieved.

The accompanying condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the condensed financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

2.	Summary of Significant Accounting Policies

CRITICAL MASS INDUSTRIES, LLC

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

Use of Estimates

The preparation of the Company’s condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the condensed financial statements, and the reported amounts of expenses during the reporting period. Significant estimates and assumptions reflected in these condensed financial statements include, but are not limited to the recognition of inventory, cost of goods sold, and the Company’s various debt obligations. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. Periodically, the Company maintains deposits in accredited financial institutions in excess of federally insured limits. The Company deposits its cash in financial institutions that it believes have high credit quality and has not experienced any losses on such accounts and does not believe it is exposed to any unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At June 30, 2019 and 2018, all of the Company's cash was held at one accredited financial institution.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values reported in the consolidated balance sheets for cash, accounts receivable, accounts payable and notes payable approximate fair values because of the immediate or short-term maturities of these financial instruments. There were no other assets or liabilities that require fair value to be recalculated on a recurring basis.

Revenue Recognition

The Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) using the modified retrospective method for all contracts as of the date of adoption.

Under ASC 606, a performance obligation is a promise within a contract to transfer a distinct good or service, or a series of distinct goods and services, to a customer. Revenue is recognized when performance obligations are satisfied and the customer obtains control of promised goods or services, which is generally upon shipment of the goods and performance of the service. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for goods or services. Under the standard, a contract’s transaction price is allocated to each distinct performance obligation. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identifies the contracts with a customer; (ii) identifies the performance obligations within the contract, including whether they are distinct and capable of being distinct in the context of the contract; (iii) determines the transaction price; (iv) allocates the transaction price to the performance obligations in the contract; and (v) recognizes revenue when, or as, the Company satisfies each performance obligation.

CRITICAL MASS INDUSTRIES, LLC

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

The Company’s revenue consists of sales of cannabis and ancillary products to both retail consumers and wholesale customers. Revenue for retail customers is recognized upon completion of the transaction in the point of sale system and satisfaction of the sale by providing the corresponding inventory at the retail location. Revenue for wholesale customers is recognized upon acceptance of the physical goods and confirmation by acceptance of the inventory in the regulatory marijuana enforcement tracking reporting compliance system. Revenue is recognized upon transfer of control of promised products to customers, generally as risk of loss pass, in an amount that reflects the consideration the Company expects to receive in exchange for those products. Taxes collected from customers, which are subsequently remitted to governmental authorities, are excluded from revenue.

Retail customer loyalty liabilities are recognized in the period in which they are incurred and will often be retired without being utilized. Shipping and handling costs are expensed as incurred and are included in cost of sales, for the six months ended June 30, 2019 and 2018.

Cannabis sales is a highly regulated environment in which state regulatory approval is required prior to the customer being able to purchase the product, either through the Colorado Marijuana Enforcement Division for wholesale clients or the Colorado Department of Public Health and Environment for medical patients.

Cost of Goods Sold

Cost of goods sold includes the costs directly attributable to production of inventory such as cultivation costs, extraction costs, packaging costs, security, and allocated overhead. Overhead expenses include allocations of rent, administrative salaries, utilities, and related costs.

Accounts receivable

Accounts receivable are recorded at the invoiced amount. Past due balances are determined based on the contractual terms of the arrangements. Accounts receivable are accrued against when management determines, after considering economic and business conditions and collection efforts, that the collection of receivables is doubtful. Uncollectible accounts previously recorded as receivables are recognized as bad debt expense, with a corresponding decrease to accounts receivable. Bad debt expense for the six months ending June 30, 2019 and 2018 are $7,924 and $0, respectively.

Inventories

Inventories consist of growing and processed plants and oils and are valued at the lower of cost or net realizable value. In evaluating whether inventories are stated at lower of cost or net realizable value, management considers such factors as inventories in hand, estimated time to sell such inventories and current market conditions. Write-offs for inventory obsolescence are recorded when, in the opinion of management, the value of specific inventory items has been impaired.

Property, Plant and Equipment

Purchase of property, plant and equipment are recorded at cost. Improvements and replacements of property, plant and equipment are capitalized. Maintenance and repairs that do not improve or extend the lives of property and equipment are charged to expense as incurred. When assets are sold or retired, their cost and related accumulated depreciation are removed from the accounts and any gain or loss is reported in the consolidated statements of operations. Depreciation and amortization expense is recognized using the straight-line method over the estimated useful life of each asset, as follows:

Estimated Useful Life
Computer equipment	3 - 5 years
Furniture and Fixtures	5 -7 years
Machinery and equipment	5 - 8 years
Leasehold improvements	Shorter of lease term or 15 years

CRITICAL MASS INDUSTRIES, LLC

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

Impairment of Long-Lived Assets

Management evaluates its long-lived assets for financial impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. An impairment loss is recognized when the estimated undiscounted future cash flows from the assets are less than the carrying value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value, less the cost to sell.

Recent Accounting Pronouncements

In February 2016, the FASB issued guidance on the recognition and measurement of leases. Under the new guidance, lessees are required to recognize a lease liability, which represents the discounted obligation to make future minimum lease payments, and a corresponding right-of-use asset on the balance sheet for most leases. The guidance retains the current accounting for lessors and does not make significant changes to the recognition, measurement, and presentation of expenses and cash flows by a lessee. Enhanced disclosures will also be required to give financial statement users the ability to assess the amount, timing and uncertainty of cash flows arising from leases. In July 2018, the FASB issued an alternative method that permits application of the new guidance at the beginning of the year of adoption. This is in addition to the method of applying the new guidance retrospectively to each prior reporting period presented. The guidance will be effective for us at the beginning of our first quarter of fiscal 2021, with optional practical expedients. Early adoption is permitted. We are currently evaluating the impact this guidance will have on our condensed financial statements.

In May 2014, the FASB issued guidance outlining a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers that supersedes most current revenue recognition guidance. This guidance requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance may be applied retrospectively to each prior period presented or prospectively with the cumulative effect recognized as of the date of adoption (“modified retrospective method”). The Company adopted this standard as of January 1, 2019 on a fully retrospective basis.

3.	Inventories

Inventories consist of three major components. Retail goods consist of both inventories recorded at cost and self-produced finished goods at their calculated cost per gram. Infused products inventory is all extracted cannabis products that are in process or prepared for store or wholesale transfer. An internal trim cost is attached to product after harvest and a calculated cost per gram of extraction and packaging is applied. Work-in-process inventory grow applies to all plants not yet harvested and ready for their next step in the life cycle as either a raw material in the infused products life cycle or as a finished good sold through the store or wholesale channels. Inventories consisted of the following:

	June 30,	December 31,
	2019	2018
Retail goods	$58,349	$98,225
Infused products	318,989	289,909
Work-in-process inventory grow	335,452	316,837
	$712,790	$704,971

4.	Property and Equipment, Net

Property and equipment, net consisted of the following:

	June 30,	December 31,
	2019	2018
Leasehold improvements	$2,223,609	$2,223,608
Machinery and equipment	857,800	857,800
Furniture and fixtures	43,331	43,331
Computer equipment	4,569	4,569
	3,129,309	3,129,308
Less: Accumulated depreciation	(1,132,648)	(1,001,527)
	$1,996,661	$2,127,781

Depreciation expense for the six months ended June 30, 2019 and 2018 were $131,121 and $130,729, respectively. $4,169 and $126,827 of which were absorbed into cost of goods sold for the six months ended June 30, 2019 and 2018, respectively.

CRITICAL MASS INDUSTRIES, LLC

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

5.	Accrued Expenses

Accrued expenses consisted of the following:

	June 30,	December 31,
	2019	2018
Accrued personnel costs	$251,499	$115,658
Payroll tax liability	896	308,843
Gift certificates and loyalty points	81,008	81,008
	$333,403	$505,509

The balance of loyalty points is comprised of all potentially useable credits. Management does not expect this liability to be utilized and will develop a retirement program reducing the exposure of the existing liability.

As of June 30, 2019, and December 31, 2018, the payroll tax liability includes approximately $0 and $110,000, respectively, in penalties and interest.

6.	Notes Payable and Notes Payable, Related Parties

Due to the nature of the cannabis industry, institutional loans were unavailable, and the Company utilized the private market for short term financing. Historically, the company entered in lines of credit with various individuals in order to help fund operations. The following is a summary of all debt as of June 30, 2019 and December 31, 2018:

Type	Original Principal	Origination Date	Interest Rate	June 30, 2019	December 31, 2018
Line of credit 2	$40,000	3/8/2010	30.0%	$—	$97,693
Line of credit - settlement 1	22,000	10/16/2012	5.0%	—	129,244
Line of credit 5	45,875	12/31/2012	15.0%	—	6,576
Line of credit 4	250,000	7/19/2016	20.0%	157,316	261,415
Line of credit 6	100,000	4/5/2019	0.0%	100,000	—
Line of credit - settlement 2	60,000	9/1/2016	15.0%	—	—
Line of credit 3	500,000	4/11/2017	20.0%	—	—
Total Notes Payable				$257,316	$494,928

Member line of credit 1	20,000	2/25/2014	25.0%	$1,783,705	$546,542
Line of credit 1	100,000	9/25/2014	25.0%	157,289	141,584
Member line of credit 2	47,000	7/13/2015	20.0%	—	92,558
Member line of credit 3	40,000	2/10/2017	12.5%	53,466	50,242
Total Notes Payable, Related Parties				$1,994,460	$830,926

All notes payable are unsecured in regard to company assets. The balances above include accrued and unpaid interest.

CRITICAL MASS INDUSTRIES, LLC

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

Settlement # 1 was finalized in March 2017 and the above total reflects agreed upon future payments inclusive of interest. The final payment was made February 15, 2019. Settlement # 2 was finalized in October 2018 and the above total represents the balance prior to a settlement of 300,000 paid on December 18, 2018 which relieved the entirety of the debt.

The debt position for member line of credit #1 was increased in 2019 to retire debt, then subsequently repaid pursuant to the acquisition. There remains a loan balance of approximately 300,000 as of the report date.

7.	Members’ Capital

The Company has outstanding a single class of membership interests. Members’ contributed capital was $50,500 as of June 30, 2019 and 2018.

8.	Related Party Transactions

The Company has various lines of credit agreements with related parties as disclosed in Note 6.

The majority member of the business was paid $75,0000 annual salary in 2018. John Knapp also owns Gro – Quip which sold approximately $107,000 and $116,000 worth of cultivation supplies to the Company for the six months ended June 30, 2019 and 2018, respectively. Gro – Quip purchased wholesale materials from vendors wary of associating with cannabis businesses.

A Member accrued $0 and $37,500 worth of consulting fees as of June 30, 2019 and December 31, 2018.

9.	Commitments & Contingencies

Between April 2016 and May 2018, the Company extended the lease agreements for their retail locations and production facility. These agreements continue the leases through option years or extensions currently ending in 2022. Base rents range from $2,250 to $44,708 with annual escalators.

The company recognizes rent expense on a straight-line basis.

No unsettled litigations were reported as of June 30, 2019 or December 31, 2018. The liabilities originating from litigation were reported at face value of existing debt until determination of settlement. Once determinable, the note payable value was carried as a settlement payable inclusive of all future payment obligations. All settlements have subsequently been satisfied. Rent expense for the six months ended June 30, 2019 and 2018 was $365,152 and $366,980, respectively.

10.	Subsequent Events

On July 15, 2019, (the “Purchase Date”) Redwood Green Corp. (“Redwood Green’), through its wholly owned subsidiary Good Acquisition Co., entered into a Membership Interest Purchase Agreement (the “Agreement”) to acquire cannabis brands and other assets of the Company. As of the Purchase Date, Colorado law prohibited public companies, including Redwood Green, from owning cannabis licenses. Therefore, in conjunction with the Agreement, the Company spun off assets acquired by Redwood Green, into two new entities named Good Holdco, LLC (“Holdco”) and Good IPCo, LLC (“IPCo). Under the terms of the Agreement, the Company still retained the cannabis license, inventory and accounts receivable (the ”Cannabis License Assets”) and will continue to operate the cannabis business related to the brands under license from Redwood Green, paying royalties and related fees until 2020 when Colorado law will permit public ownership of cannabis licenses. In consideration of the sale and transfer of the acquired assets, Redwood Green. delivered 13,553,233 shares of Redwood Green common stock, in addition to $1,999,770 in cash to the Company. An additional 1,500,000 shares of Redwood Green common stock were held and retained by Redwood Green until the cannabis license can be purchased.